Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 of Unusual Machines Inc. of our report dated March 27, 2025, on the consolidated financial statements of Unusual Machines Inc. as of December 31, 2024 and 2023, and for each of the two years in the period ended December 31, 2024 and to the reference to our firm under the heading “Experts” in the prospectus.

SALBERG & COMPANY, P.A.

Boca Raton, Florida

April 7, 2025